UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): January 26, 2015

MEDOVEX CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-198621	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3279 Hardee Avenue Atlanta, Georgia		30341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Harvey Kesner, Esq.
Arthur S. Marcus, Esq.
 Sichenzia Ross Friedman Ference LLP
 61 Broadway, 32nd Floor
 New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definite Agreement

The information set forth in Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 4.01                      Changes in Registrant’s Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

The audit committee of the board of directors (the “Board”) of MedoveX Corp. (the “Company”) was notified by the Company’s management of a request to use an independent registered public accounting firm with a more local presence with regard to the Company’s location in the metropolitan Atlanta, Georgia area.  The decision to change accountants was approved by the Board, such that the Board provided notice to Marcum, LLP (the “Former Auditor”) of its dismissal, effective January 27, 2015, as the Company’s independent registered public accounting firm at the request of the Company’s management.  The Former Auditor served as the auditors of the Company’s financial statements from inception through January 27, 2015.

The report of the Former Auditor on the Company’s consolidated financial statements for the period beginning February 1, 2013 (inception) and ending on December 31, 2013 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

In connection with the audit of the Company's consolidated financial statements for the period beginning February 1, 2013 (inception) and ended December 31, 2013, and in the subsequent interim period preceding Marcum’s dismissal, there were no disagreements with the Former Auditor on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the period beginning February 1, 2013 (inception) and ended December 31, 2013, or in the subsequent period prior to Marcum’s dismissal , except that the Former Auditor advised the Company of a material weakness in internal control over financial reporting.

The Company has provided the Former Auditor with a copy of the foregoing disclosure, and requested that the Former Auditor furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure.  A copy of the letter from the Former Auditor addressed to the Securities and Exchange Commission dated as of January 29, 2015 is filed as Exhibit 16.1 to this Form 8-K.

New Independent Registered Public Accounting Firm

On January 27, 2015, the audit committee of the Board recommended, and the Board appointed Frazier & Deeter, LLP (the “New Auditor”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014.

During the period beginning February 1, 2013 (inception) and ended December 31, 2013, and the subsequent interim period prior to the engagement of the New Auditor, the Company has not consulted with the New Auditor with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2015, Charles Farrahar resigned from his position as Chief Financial Officer of the Company. The resignation is not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Farrahar will remain with the Company on a part-time basis as its Secretary.

On January 27, 2015, the Board appointed Jeffery Wright to serve as the Company’s Chief Financial Officer, effective January 27, 2015.   Also on January 27, 2015, the Company entered into an employment agreement (the “Agreement”) with Mr. Wright, pursuant to which Mr. Wright will serve as Chief Financial Officer of the Company.  Pursuant to the terms of the Agreement, Mr. Wright shall receive a base salary of $110,000 per year, and be eligible to participate in the Company’s bonus and stock option programs.  The Agreement also contains a non-compete clause prohibiting Mr. Wright from competing with the Company for one year after separation from employment with the Company.  In addition to the compensation to be paid pursuant to the Agreement, on January 27, 2015, the Board approved the issuance to Mr. Wright of options to purchase 50,000 shares of the Company's common stock in connection with Mr. Wright's appointment to the position of Chief Financial Officer of the Company. The foregoing description of the principal terms of the Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Jeffery Wright

Mr. Wright is a Certified Public Accountant who was recently promoted from Controller to Chief Financial Officer for the Company. Prior to joining the Company in December, 2014, Mr. Wright was an audit senior at Ernst & Young within the Assurance Services division, where he had an opportunity to help manage audits of large ($2 billion to $10 billion annual revenue) publicly-traded companies.  He also has experience auditing medium size ($2 million - $200 million annual revenue) privately-held companies in multiple industries with other accounting firms. Prior to his career in public accounting, Mr. Wright worked as a trading analyst in the retirement trust services department at Reliance Trust Company, managing the institutional trading desk to settle mutual fund transactions with the National Securities Clearing Corporation. Mr. Wright holds Master of Professional Accountancy and Bachelor of Business Administration degrees from the Georgia State University Robinson College of Business and is a member of the Georgia Society of Certified Public Accountants.

There is no family relationship between Mr. Wright and any of our other officers and directors. There are no understandings or arrangements between Mr. Wright and any other person pursuant to which Mr. Wright was appointed as the Chief Financial Officer.

There has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Wright had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 7.01	Regulation FD Disclosure

On January 26, 2015, the Company issued a press release containing an open letter to the Company's shareholder from the Company's Chief Executive Officer, Jarrett Gorlin.  A copy of the press release is attached to this report as Exhibit 99.1 and shall not be deemed incorporated by reference into any of the Company's registration statements or other filings with the SEC, except as shall be expressly set forth by specific reference in such filing.

On January 30, 2015, the Company issued a press release announcing the appointment of the New Auditor as its independent registered public accounting firm and the appointment of Mr. Wright as the Company’s Chief Financial Officer, as set forth in Item 5.02 above. A copy of the press release is attached to this report as Exhibit 99.2 and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the SEC, except as shall be expressly set forth by specific reference in such filing.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01           Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement by and between MedoveX Corp. and Jeffery Wright dated January 27, 2015

16.1	Marcum, LLP Letter to the Securities and Exchange Commission dated January 29, 2015

99.1	Press Release dated January 26, 2015

99.2	Press Release dated January 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.
Date: January 30, 2015	By:	/s/ Jarrett Gorlin Jarrett Gorlin Chief Executive Officer